EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37874, No. 333-136977, No. 333-207951, 333-262318 and 333-291027) of First Northern Community Bancorp (the “Company”), of our report dated March 12, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ BAKER TILLY US, LLP

Sacramento, California

March 12, 2026